Exhibit 99.1

Luminex Corporation Reports Second Quarter 2020 Results

Delivers Accelerated Organic Growth and Return to Profitability

AUSTIN, Texas (August 4, 2020) – Luminex Corporation (Nasdaq: LMNX) today announced results for its second quarter ended June 30, 2020.

All amounts in this release are in conformity with U.S. generally accepted accounting principles ("GAAP").

CURRENT FINANCIAL HIGHLIGHTS

•Total revenue for the second quarter of $109.5M, a 32% increase over Q2 2019, driven primarily by COVID related tailwinds associated with the current pandemic
•Strong profitability in Q2 with 64% gross margins, an improvement of 10 basis points over Q2 2019
•Operating margin of $18.8M or 17% of revenue, an improvement of 426% over the prior year
•Net income of $12.5M, 11% of revenue, and $0.27 per share, up approximately 350% over Q2 2019

CEO COMMENTARY

“We are incredibly proud of the difference we are making on an ongoing basis in addressing the global COVID-19 pandemic. In line with our mission, we quickly developed multiple COVID-19 products that work with many of our existing systems, providing flexible testing solutions to the facilities that need them and the healthcare workers and patients that are dependent upon them,” said Nachum “Homi” Shamir, President & CEO. “As a result of the increased demand for our products following the outbreak, we delivered record revenue, the most profitable quarter in the history of our company and a significant amount of cash flow. Significant revenue growth in our Molecular Diagnostics franchise drove record sample-to-answer system placements, assay sales and revenue. Notwithstanding our success in addressing COVID-19 with our Molecular Diagnostic products, we experienced COVID-19 headwinds that negatively impacted our Clinical Tools and Life Science revenue streams. After delivering $200M of revenue in the first six months of the year, we are increasing our revenue guidance as a result of overachieving our original expectations and our positive outlook for the remainder of the year.”

ADDITIONAL HIGHLIGHTS OF THE QUARTER

•Molecular Diagnostic revenue for the quarter of $64.9M, up more than 100% vs. Q2 2019
•Licensed Technologies Group revenue of $35.2M, down 4% vs. Q2 2019
•Flow Cytometry revenue of $7.4M, down 44% vs. Q2 2019, continues to be significantly impacted by the slowdown in academic research due to COVID-19
•Operating cash flow of $31M and $24M for the three and six months ended June 30, 2020
•Ended the quarter with an order book of approximately $29M, most of which is COVID-19 related; almost six times the pre-COVID quarterly average
•Sold or contracted 162 sample-to-answer systems in the quarter, the majority of which were ARIES®
•Issued $260.0M of convertible senior notes due in May 2025
•Received U.S. FDA Emergency Use Authorization on April 6, 2020 for the ARIES® SARS-CoV-2 Assay
•Received U.S. FDA EUA for COVID-19 antibody test on July 16, 2020

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	June 30,		Variance
	2020	2019	($)	(%)
	(unaudited)

System sales	$15,474	$18,593	$(3,119)	(17)%
Consumable sales	11,341	12,736	(1,395)	(11)%
Royalty revenue	12,071	12,834	(763)	(6)%
Assay revenue	61,232	31,373	29,859	95%
Service revenue	5,538	6,019	(481)	(8)%
Other revenue	3,863	1,501	2,362	157%
	$109,519	$83,056	$26,463	32%

2020 REVENUE GUIDANCE

•The Company expects revenue for the 3rd Quarter to be at or above $100M, with growth in excess of 26% over Q3 2019
•The Company expects revenue for the Full Year 2020 to be at or above $415M, with growth in excess of 24% over 2019
•We anticipate being able to provide updated full-year revenue guidance in conjunction with our third quarter earnings release

CONFERENCE CALL

Management will host a conference call at 4:00 p.m. Central Time / 5:00 p.m. EDT, Tuesday, August 4, 2020 to discuss operating highlights and financial results for the second quarter 2020. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at investor.luminexcorp.com. Analysts may participate on the conference call by dialing (877) 930-7053 (U.S.) or (253) 336-7290 (outside the U.S.). The access code is 4892896. The webcast will be archived for six months on our website using the 'replay' link.

ABOUT LUMINEX CORPORATION

At Luminex, our mission is to empower labs to obtain reliable, timely, and actionable answers, ultimately advancing health. We offer a wide range of solutions applicable in diverse markets including clinical diagnostics, pharmaceutical drug discovery, biomedical research, genomic and proteomic research, biodefense research, and food safety. We accelerate reliable answers while simplifying complexity and deliver certainty with a seamless experience. To learn more about Luminex, please visit us at luminexcorp.com.

USE OF FORWARD-LOOKING STATEMENTS

Statements made in this release that express Luminex’s or management's intentions, plans, beliefs, expectations, or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding expected revenue and cost savings and projected 2020 performance, including revenue guidance. The words "expect," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, negative effects from the worldwide COVID-19 pandemic (including but not limited to the general economic downturn related to such pandemic, travel restrictions related thereto, business closures that may affect our supply chain or our ability to install instruments, and delays in U.S. Food and Drug Administration (the “FDA”) clearances related to adjustments in the agency’s approval priorities in response to the pandemic), the warning letter (the “Warning Letter”) the Company received from the FDA on June 26, 2020 relating to the operations of the Company’s Austin, TX and Northbrook, IL facilities and the Company’s VERIGENE Processor SP System, as previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 29, 2020, including the outcome of the Company’s efforts to remediate the FDA’s observations, the possible resolution of the issues identified in the Warning Letter and any further regulatory and enforcement actions that may initiated by the FDA with respect thereto, concentration of Luminex’s revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex’s technology, budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of internal resource planning challenges; market demand and acceptance of Luminex’s products and technology, including ARIES®, MultiCode®, xMAP®, xMAP® INTELLIFLEX, VERIGENE®, VERIGENE® II, Guava®, Muse®, Amnis® and NxTAG® products; Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels; Luminex’s ability to obtain and enforce intellectual property protections on Luminex’s products and technologies; the impact on Luminex’s growth and future results of operations with respect to the loss of the LabCorp women’s health business; Luminex’s ability to successfully launch new products in a timely manner; dependence on strategic partners for development, commercialization and distribution of products; risks and uncertainties associated with implementing Luminex’s acquisition strategy, Luminex’s challenge to identify acquisition targets, including Luminex’s ability to obtain financing on acceptable terms; Luminex’s ability to integrate acquired companies or selected assets into Luminex’s consolidated business operations, and the ability to fully realize the benefits of Luminex’s acquisitions; the timing of and process for regulatory approvals; competition and competitive technologies utilized by Luminex’s competitors; fluctuations in quarterly results due to a lengthy and unpredictable sales cycle; fluctuations in bulk purchases of consumables; fluctuations in product mix, and the seasonal nature of some of Luminex’s assay products; Luminex’s ability to comply with applicable laws, regulations, policies and procedures; the impact of the ongoing uncertainty in global finance markets and changes in governmental and governmental agency funding, including effects on the capital spending policies of Luminex’s partners and end users and their ability to finance purchases of Luminex’s products; changes in principal members of Luminex’s management staff; potential shortages, or increases in costs, of components or other disruptions to Luminex’s manufacturing operations; Luminex’s increasing dependency on information technology to improve the effectiveness of Luminex’s operations and to monitor financial accuracy and efficiency; the implementation, including any modification, of Luminex’s strategic operating plans; the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex; risks relating to Luminex’s foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; Luminex’s ability to monitor and comply with foreign and international laws and treaties; and Luminex’s ability to comply with changes in international taxation policies; budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges; reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2020 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. The forward-looking statements, including the financial guidance and 2020 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contacts:

Investor Contact:	Media Contact:
Harriss Currie	Michele Parisi
Sr. Vice President of Finance and CFO	Bioscribe
hcurrie@luminexcorp.com	mparisi@bioscribe.com
512-219-8020	925-864-5028

Carla Stanaford
Investor Relations
cstanaford@luminexcorp.com
937-469-2120

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$291,665	$59,173
Accounts receivable, net	60,673	55,815
Inventories, net	92,403	77,084
Prepaids and other	10,206	10,398
Total current assets	454,947	202,470
Property and equipment, net	64,098	65,515
Intangible assets, net	84,633	90,336
Deferred income taxes	25,091	27,702
Goodwill	118,145	118,145
Right of use assets	19,484	20,439
Other	17,779	19,122
Total assets	$784,177	$543,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,383	$17,983
Accrued liabilities	35,894	31,872
Deferred revenue - current portion	10,510	8,214
Total current liabilities	62,787	58,069
Deferred revenue	1,622	1,633
Lease liabilities	15,556	17,182
Long-term debt	197,947	—
Other long-term liabilities	2,004	1,985
Total liabilities	279,916	78,869
Stockholders' equity:
Common stock	45	44
Additional paid-in capital	414,851	380,304
Accumulated other comprehensive loss	(1,363)	(1,380)
Retained earnings	90,728	85,892
Total stockholders' equity	504,261	464,860
Total liabilities and stockholders' equity	$784,177	$543,729

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)

Revenue	$109,519	$83,056	$199,943	$165,464
Cost of revenue	39,838	37,829	79,916	74,430
Gross profit	69,681	45,227	120,027	91,034
Operating expenses:
Research and development	13,863	14,985	25,781	30,033
Selling, general and administrative	34,190	33,146	68,125	64,637
Amortization of acquired intangible assets	2,852	2,852	5,704	5,704
Total operating expenses	50,905	50,983	99,610	100,374
Income (loss) from operations	18,776	(5,756)	20,417	(9,340)
Interest and other expense, net	(2,384)	(158)	(2,383)	(98)
Loss from equity method investment	(279)	—	(893)	—
Income (loss) before income taxes	16,113	(5,914)	17,141	(9,438)
Income tax (expense) benefit	(3,603)	983	(3,977)	7,467
Net income (loss)	$12,510	$(4,931)	$13,164	$(1,971)

Net income (loss) attributable to common stockholders
Basic	$12,260	$(4,896)	$12,905	$(1,973)
Diluted	$12,264	$(4,897)	$12,906	$(1,974)
Net income (loss) per share attributable to common stockholders
Basic	$0.27	$(0.11)	$0.29	$(0.04)
Diluted	$0.27	$(0.11)	$0.28	$(0.04)
Weighted-average shares used in computing net income (loss) per share
Basic	44,893	44,157	44,649	44,054
Diluted	46,065	44,157	45,517	44,054

Dividends declared per share	$0.09	$0.06	$0.18	$0.12

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$12,510	$(4,931)	$13,164	$(1,971)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,646	7,104	15,080	13,993
Amortization of debt issuance costs	1,345	—	1,345	—
Stock-based compensation	4,026	3,630	6,709	6,079
Deferred income tax (benefit) expense	1,272	(567)	2,325	(8,654)
Loss on sale or disposal of assets	339	78	386	172
Loss on equity method investment	279	—	893	—
Other	139	221	1	(21)
Changes in operating assets and liabilities:
Accounts receivable, net	3,211	1,446	(4,864)	(5,896)
Inventories, net	(13,783)	(5,498)	(15,293)	(5,985)
Other assets	1,693	1,133	1,192	3,403
Accounts payable	2,694	52	(1,492)	4,169
Accrued liabilities	8,411	2,844	2,277	(7,556)
Deferred revenue	1,494	370	2,337	1,050
Net cash provided by (used in) operating activities	31,276	5,882	24,060	(1,217)
Cash flows from investing activities:
Purchase of property and equipment	(4,176)	(4,299)	(8,099)	(8,122)
Proceeds from business acquisition consideration, net of cash acquired	—	1,915	—	1,915
Proceeds from cost method investment	—	—	22	—
Net cash used in investing activities	(4,176)	(2,384)	(8,077)	(6,207)
Cash flows from financing activities:
Proceeds from issuance of convertible note, net of issuance costs	252,247	—	252,247	—
Purchase of convertible notes bond hedge	(54,626)	—	(54,626)	—
Proceeds from issuance of warrants	19,968	—	19,968	—
Proceeds from issuance of common stock	8,094	983	9,443	1,786
Shares surrendered for tax withholding	(23)	(13)	(2,333)	(2,085)
Dividends paid	(4,098)	(2,699)	(8,161)	(5,395)
Net cash provided by (used in) financing activities	221,562	(1,729)	216,538	(5,694)
Effect of foreign currency exchange rate on cash	(74)	(133)	(29)	2
Change in cash and cash equivalents	248,588	1,636	232,492	(13,116)
Cash and cash equivalents, beginning of period	43,077	61,689	59,173	76,441
Cash and cash equivalents, end of period	$291,665	$63,325	$291,665	$63,325